                                                             Chase 1999-S2
                                                      30 Yr Fixed Rate Collateral


Principal Balance                           $450,000,000               +/- 5%

Gross WAC                                   7.172%                     +/- 5 bps

WAM                                         357                        +/- 2 months

Wtd. Ave LTV                                73.6%                      +/- 2%

Property Type                               Single Family & PUDs       90% Min
                                            Condos                     5% Max
                                            Coops                      3% Max
                                            2-4 Family                 4% Max

Owner Occupied                              95% Min

Full Documentation                          85% Min

Cash Out Refi                               30.4%                      34% Max

Geographics                                 44% California Max

Expected Subordination                      4.25%                      +/- 0.50%

Settlement                                  Feb 1999

Delivery Variance                           +/- 5%








                                                        ALL NUMBERS APPROXIMATE


          THIS INFORMATION IS FURNISHED TO YOU SOLELY BY CHASE SECURITIES, INC. AND NOT BY CHASE MORTGAGE FINANCE
          CORPORATION ("CMFC") OR ANY OF ITS AFFILIATES.  CHASE SECURITIES, INC. IS NOT ACTING AS CMFC'S AGENT.  THE
          INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE
          PROSPECTUS SUPPLEMENT.
